UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2009
                                                         -----------------

                       ATLANTIC COAST FEDERAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Federal                     000-50962                 59-3764686
----------------------------    ------------------------    --------------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
 of Incorporation)                                           Identification No.)

                   505 Haines Avenue, Waycross, Georgia 31501
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (800) 342-2824
               --------------------------------------------------
               Registrant's telephone number, including area code

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

     On September 1, 2009, Atlantic Coast Bank, the subsidiary of Atlantic Coast Federal Corporation, entered into a Purchase and Assumption Agreement (the "Agreement") with HeritageBank of the South ("HeritageBank") regarding the sale of Atlantic Coast Bank's Lake City, Florida branch to HeritageBank. Under the Agreement, HeritageBank will assume approximately $45 million in deposits and purchase approximately $12 million in consumer and residential mortgage loans. The impact on net income in 2009 and going forward is not expected to be material. The transaction, subject to regulatory approval, is expected to close in the fourth quarter of 2009.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATLANTIC COAST FEDERAL CORPORATION


Date:  September 3, 2009          By:  /s/ Robert J. Larison, Jr.
                                       -----------------------------------------
                                       Robert J. Larison, Jr.
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)